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                                                                    EXHIBIT 99.2

                          CONSENT OF PROPOSED DIRECTOR

    I, William F. Hamilton, hereby consent to the use of my name in the Registration Statement on Form S-1 (the "Registration Statement") of Digital Lightwave, Inc., a Delaware corporation (the "Company"), filed on or about February 5, 1997, as an individual who has been appointed and will serve as a director of the Company upon the completion of the initial public offering referenced in the Registration Statement.

Philadelphia, Pennsylvania
February 5, 1997

                                              /s/ WILLIAM F. HAMILTON
                                     -----------------------------------------
                                                William F. Hamilton